EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 21, 2007 (which includes an explanatory paragraph relating to the application of Staff Accounting Bulletin No. 108 and Statement of Financial Accounting Standard No. 123(R) for the year ended December 31, 2006) accompanying the consolidated financial statements and schedule as of and for the year ended December 31, 2006 and our report dated March 21, 2007 on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included in the Annual Report of PharmaNet Development Group, Inc. on Form 10-K for the year ended December 31, 2006 which are incorporated by reference in this Registration Statement and Prospectus. We hereby consent to the incorporation by reference of said reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”
/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
August 9, 2007